Exhibit (g)(8)

Amendment No. 6 to Amended and Restated Master Advisory Fee Waiver Agreement

This AMENDMENT NO. 6 (this “Amendment”) to the Amended and Restated Master Advisory Fee Waiver Agreement dated December 1, 2019 (the “Agreement”) is made as of this [●] day of [●], 2022, by and among BlackRock Advisors, LLC (the “Adviser”) and each investment company listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end management company;

WHEREAS, each Fund that is currently party to the Agreement is organized as a statutory trust under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts, a corporation under the laws of the State of Maryland or a statutory trust under the laws of the State of Maryland;

WHEREAS, BlackRock 2037 Municipal Target Term Trust (the “New Fund”) is a newly organized statutory trust under the laws of the State of Maryland and desires to be added as a party to the Agreement; and

WHEREAS, the Adviser and the Funds desire to amend and restate Schedule A to the Agreement to reflect the addition of the New Fund as a party to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

(a)

Except as expressly amended and provided herein, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment with respect to the New Fund and the terms of the Agreement, this Amendment shall control.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON SCHEDULE A ATTACHED HERETO

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Amended and Restated Master Advisory Fee Waiver Agreement]

AMENDED AND RESTATED SCHEDULE A

Closed-End Fund Master Advisory Fee Waiver Agreement

(Dated as of [            ], 2022)

1.	BMN	BlackRock 2037 Municipal Target Term Trust	June 30, 2024

2.	BFZ	BlackRock California Municipal Income Trust	June 30, 2024

3.	BCAT	BlackRock Capital Allocation Trust	June 30, 2024

4.	BHK	BlackRock Core Bond Trust	June 30, 2024

5.	HYT	BlackRock Corporate High Yield Fund, Inc.	June 30, 2024

6.	BTZ	BlackRock Credit Allocation Income Trust	June 30, 2024

7.	CREDX	BlackRock Credit Strategies Fund	June 30, 2024

8.	DSU	BlackRock Debt Strategies Fund, Inc.	June 30, 2024

9.	BGR	BlackRock Energy and Resources Trust	June 30, 2024

10.	CII	BlackRock Enhanced Capital and Income Fund, Inc.	June 30, 2024

11.	BDJ	BlackRock Enhanced Equity Dividend Trust	June 30, 2024

12.	BOE	BlackRock Enhanced Global Dividend Trust	June 30, 2024

13.	EGF	BlackRock Enhanced Government Fund, Inc.	June 30, 2024

14.	BGY	BlackRock Enhanced International Dividend Trust	June 30, 2024

15.	ECAT	BlackRock ESG Capital Allocation Trust	June 30, 2024

16.	FRA	BlackRock Floating Rate Income Strategies Fund, Inc.	June 30, 2024

17.	BGT	BlackRock Floating Rate Income Trust	June 30, 2024

18.	BME	BlackRock Health Sciences Trust	June 30, 2024

19.	BMEZ	BlackRock Health Sciences Trust II	June 30, 2024

20.	GPS	BlackRock Hedge Fund Guided Portfolio Solution	June 30, 2024

21.	BKT	BlackRock Income Trust, Inc.	June 30, 2024

22.	BIGZ	BlackRock Innovation and Growth Trust	June 30, 2024

A-1

23.	BKN	BlackRock Investment Quality Municipal Trust, Inc.	June 30, 2024

24.	BLW	BlackRock Limited Duration Income Trust	June 30, 2024

25.	BTA	BlackRock Long-Term Municipal Advantage Trust	June 30, 2024

26.	BIT	BlackRock Multi-Sector Income Trust	June 30, 2024

27.	MSO	BlackRock Multi-Sector Opportunities Trust	June 30, 2024

28.	MSO II	BlackRock Multi-Sector Opportunities Trust II	June 30, 2024

29.	MUI	BlackRock Muni Intermediate Duration Fund, Inc.	June 30, 2024

30.	MUA	BlackRock MuniAssets Fund, Inc.	June 30, 2024

31.	BTT	BlackRock Municipal 2030 Target Term Trust	June 30, 2024

32.	BYM	BlackRock Municipal Income Quality Trust	June 30, 2024

33.	BFK	BlackRock Municipal Income Trust	June 30, 2024

34.	BLE	BlackRock Municipal Income Trust II	June 30, 2024

35.	MUC	BlackRock MuniHoldings California Quality Fund, Inc.	June 30, 2024

36.	MHD	BlackRock MuniHoldings Fund, Inc.	June 30, 2024

37.	MFL	BlackRock MuniHoldings Investment Quality Fund	June 30, 2024

38.	MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	June 30, 2024

39.	MHN	BlackRock MuniHoldings New York Quality Fund, Inc.	June 30, 2024

40.	MUE	BlackRock MuniHoldings Quality Fund II, Inc.	June 30, 2024

41.	MVT	BlackRock MuniVest Fund II, Inc.	June 30, 2024

42.	MVF	BlackRock MuniVest Fund, Inc.	June 30, 2024

43.	MYC	BlackRock MuniYield California Fund, Inc.	June 30, 2024

44.	MCA	BlackRock MuniYield California Quality Fund, Inc.	June 30, 2024

45.	MYD	BlackRock MuniYield Fund, Inc.	June 30, 2024

A-2

46.	MIY	BlackRock MuniYield Michigan Quality Fund, Inc.	June 30, 2024

47.	MYJ	BlackRock MuniYield New Jersey Fund, Inc.	June 30, 2024

48.	MYN	BlackRock MuniYield New York Quality Fund, Inc.	June 30, 2024

49.	MPA	BlackRock MuniYield Pennsylvania Quality Fund	June 30, 2024

50.	MQT	BlackRock MuniYield Quality Fund II, Inc.	June 30, 2024

51.	MYI	BlackRock MuniYield Quality Fund III, Inc.	June 30, 2024

52.	MQY	BlackRock MuniYield Quality Fund, Inc.	June 30, 2024

53.	BNY	BlackRock New York Municipal Income Trust	June 30, 2024

54.	BPIF	BlackRock Private Investments Fund	June 30, 2024

55.	BCX	BlackRock Resources & Commodities Strategy Trust	June 30, 2024

56.	BST	BlackRock Science and Technology Trust	June 30, 2024

57.	BSTZ	BlackRock Science and Technology Trust II	June 30, 2024

58.	BBN	BlackRock Taxable Municipal Bond Trust	June 30, 2024

59.	BUI	BlackRock Utilities, Infrastructure & Power Opportunities Trust	June 30, 2024

60.	BHV	BlackRock Virginia Municipal Bond Trust	June 30, 2024

A-3